EXHIBIT 32

Section 1350 Certifications

I, Michael Weinbach, Chief Executive Officer of Radian Group Inc., and I, Daniel Kobell, Senior Executive Vice President, Chief Financial Officer of Radian Group Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 (the “Periodic Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Radian Group Inc.

Date: November 6, 2026	/s/ MICHAEL WEINBACH
Michael Weinbach Chief Executive Officer

Date: November 6, 2026	/s/ DANIEL KOBELL
Daniel Kobell Senior Executive Vice President, Chief Financial Officer